UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019 (March 7, 2019)

Nutrisystem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
(Address of Principal Executive Offices)		(Zip Code)

(215) 706-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On March 8, 2019 (the “Closing Date”), in connection with the completion of the acquisition of Nutrisystem, Inc., a Delaware corporation (“Nutrisystem”), by Tivity Health, Inc., a Delaware corporation (“Tivity Health”), Nutrisystem paid in full all amounts owing under the Amended and Restated Credit Agreement, dated November 6, 2015, among Nutrisystem, as Borrower, Manufacturers and Traders Trust Company, as the Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and other Lenders (the “Credit Agreement”). At the time of payment, the Credit Agreement, other than certain indemnity obligations, and all commitments to extend further credit under the Credit Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Tivity Health completed its acquisition of Nutrisystem. Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 9, 2018, among Tivity Health, Sweet Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Tivity Health (“Merger Sub”), and Nutrisystem, Merger Sub merged with and into Nutrisystem, with Nutrisystem continuing as the surviving corporation (the “Merger”). As a result of the Merger, Nutrisystem became a wholly owned subsidiary of Tivity Health.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Nutrisystem (“Nutrisystem Shares”) issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive (i) $38.75 in cash, without interest, and (ii) 0.2141 shares of common stock, par value $0.001 per share, of Tivity Health (“Tivity Health Shares”), with cash payable in lieu of fractional Tivity Health Shares (collectively, the “Merger Consideration”).

In connection with the Merger, Tivity Health issued approximately 6.3 million Tivity Health Shares and paid an aggregate of approximately (a) $1.1 billion in cash to former Nutrisystem stockholders in exchange for Nutrisystem Shares and (b) $5.8 million in connection with the cash settlement of options to purchase Nutrisystem Shares. Additionally, in connection with Tivity Health’s assumption of equity awards of Nutrisystem, Tivity Health issued approximately 260,000 time-vesting restricted Tivity Health Shares to former holders of awards of restricted Nutrisystem Shares and approximately 920,000 time-vesting restricted stock units to former holders of awards of Nutrisystem performance-based restricted stock units.

The issuance of Tivity Health Shares pursuant to the Merger Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Tivity Health’s registration statement on Form S-4 (Registration No. 333- 229156), which became effective on February 3, 2019 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Tivity Health and Nutrisystem.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K, filed by Nutrisystem with the Securities and Exchange Commission (the “SEC”) on December 10, 2018, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the completion of the Merger, Nutrisystem notified the Nasdaq Stock Market, LLC (“Nasdaq”) that the Merger had been completed and requested that trading of the Nutrisystem Shares on Nasdaq be suspended as of the close of trading on March 8, 2019. In addition, Nutrisystem requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 to delist the Nutrisystem Shares from Nasdaq and deregister the Nutrisystem Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on March 8, 2019. Nutrisystem intends to file a certificate on Form 15 requesting that Nutrisystem’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

At the Effective Time, each holder of Nutrisystem Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Nutrisystem (other than the right to receive the Merger Consideration).

Item 5.01.	Change in Control of Registrant.

At the Effective Time, as a result of the Merger, a change in control of Nutrisystem occurred and Nutrisystem is now a wholly owned subsidiary of Tivity Health. The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the Effective Time, pursuant to the terms of the Merger Agreement, Michael J. Hagan, Robert F. Bernstock, Jay Herratti, Brian P. Tierney, Patricia Han, Dawn M. Zier, Paul Guyardo, Michael D. Mangan, Andrea Weiss, and Benjamin A. Kirshner ceased to be directors of Nutrisystem and Adam Holland and Mary Flipse became directors of Nutrisystem. Additionally, immediately following the Effective Time, pursuant to the terms of the Merger Agreement, Dawn M. Zier, Michael P. Monahan, Keira Krausz, and Ralph J. Mauro ceased to be executive officers of Nutrisystem and Adam Holland, Mary Flipse, Ryan Wagers and Ray Bilbao were appointed as executive officers of Nutrisystem.

On March 7, 2019, Nutrisystem amended the Nutrisystem Stock Plan to reduce the number of Nutrisystem Shares issuable under the Nutrisystem Stock Plan upon Tivity Health’s request in accordance with the terms and subject to the conditions of Section 2.1(b) of the Merger Agreement (the “First Amendment to the Nutrisystem Stock Plan”). Following the First Amendment to the Nutrisystem Stock Plan, a total of 190,000 Nutrisystem Shares remain available for issuance under the Nutrisystem Stock Plan. At the Effective Time, Tivity Health assumed the Nutrisystem Stock Plan in connection with the Merger.

The foregoing description of the First Amendment to the Nutrisystem Stock Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment to the Nutrisystem Stock Plan, a copy of which is filed as Exhibit 10.1 to this report and which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time and in accordance with the Merger Agreement, the Certificate of Incorporation of Nutrisystem, as amended from time to time, was amended and restated as set forth in the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Immediately after the Effective Time and in accordance with the Merger Agreement, the Amended and Restated Bylaws of Nutrisystem, as amended from time to time, were amended and restated as set forth in the Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Tivity Health, Inc., Sweet Acquisition, Inc. and Nutrisystem, Inc., dated as of December 9, 2018, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed on December 10, 2018.*

3.1	Amended and Restated Certificate of Incorporation of Nutrisystem, Inc.

3.2	Amended and Restated Bylaws of Nutrisystem, Inc.

10.1	First Amendment to the Second Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan.

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nutrisystem agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2019	Nutrisystem, Inc.

	By:	/s/ Adam Holland
	Name:	Adam Holland
	Title:	President